Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Hanover Bancorp, Inc. on Form S-1 of our report dated December 22, 2021 on the consolidated financial statements of Hanover Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Livingston, New Jersey
May 4, 2022